Exhibit 10

 EXECUTION VERSION

GS MORTGAGE SECURITIES CORPORATION II,

PURCHASER

and

GOLDMAN SACHS MORTGAGE COMPANY,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of August 1, 2017

Series 2017-GS7

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of August 1, 2017, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (the “Purchaser”), and Goldman Sachs Mortgage Company, a New York limited partnership, as seller (the “Seller”).

Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of August 1, 2017 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and Cayman agent as holder of record on the Marriott Grand Cayman Mortgage Loan (in such capacity, the “Cayman Agent”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by a New York common law trust (the “Trust”). In exchange for the Mortgage Loans, the Trust will issue to or at the direction of the Depositor certificates to be known as GS Mortgage Securities Trust 2017-GS7, Commercial Mortgage Pass-Through Certificates, Series 2017-GS7 (collectively, the “Certificates”). For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1     Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein), (subject to the rights of the holders of interests in the Companion Loans) all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date, (excluding payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Seller’s interest in the related Mortgage represented by the Mortgage Note and the other contents of the related Mortgage File (subject to the rights of the holders of interests in the Companion Loans) will be vested in the Purchaser and immediately thereafter the Trustee or Cayman Agent, as applicable, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by the holders of the Companion Loans) prepared by or which come into the possession of the Seller shall (subject to the rights of the holders of interests in the Companion Loans) immediately vest in the Purchaser and immediately thereafter the Trustee or Cayman Agent, as applicable. In connection with the transfer of the Mortgage Loans related to the Whole Loans pursuant to this Section 1, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of the Mortgage Loans related to Whole Loans) in, to and under the related Co-Lender

Agreements (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as any Companion Holder). The Purchaser will sell (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated as of August 11, 2017 (the “Underwriting Agreement”), among the Depositor, Goldman Sachs & Co. LLC (“GS&Co.”), Academy Securities, Inc. (“Academy”) and Drexel Hamilton, LLC (“Drexel” and, together with GS&Co. and Academy, the “Underwriters”); and (ii) the Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R Certificates (the “Private Certificates”) to GS&Co., Academy and Drexel as the initial purchasers (each in such capacity, an “Initial Purchaser” and collectively, the “Initial Purchasers”) specified in the certificate purchase agreement, dated as of August 11, 2017 (the “Certificate Purchase Agreement”), among the Depositor and the Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As consideration for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction $1,117,292,535.88, plus accrued interest on the Mortgage Loans from and including August 1, 2017 to but excluding the Closing Date (but subject to certain post-settlement adjustment for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible).

The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2     Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan) and each Mortgage Note shall be transferred to the Trustee or Cayman Agent, as applicable, subject to and in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee or Cayman Agent, as applicable, (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and all recoveries and payments of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan documents, it is expressly intended that the Seller will receive the benefit of any securitization indemnification provisions in the Mortgage Loan documents.

SECTION 3     Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver to or deposit with (or cause to be delivered to or deposited with) the Custodian (on behalf of the Trustee), with copies to be delivered to the Master Servicer (other than with respect to any Non-Serviced Mortgage Loan) and the Special Servicer, respectively, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian, the Master Servicer and the Special Servicer, as applicable, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

With respect to letters of credit (exclusive of those relating to a Non-Serviced Mortgage Loan), the Seller shall deliver to the Master Servicer and the Master Servicer shall hold the original (or copy, if such original has been submitted by the Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer) for the benefit of the Certificateholders and, if applicable, the related Serviced Companion Noteholder, that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders and, if applicable, the related Serviced Companion Noteholder, in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents)) and the Seller shall be deemed to have satisfied any such delivery requirements by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to Section 2.01(b) of the Pooling and Servicing Agreement. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders and, if applicable the related Serviced Companion Noteholder, in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of the Certificateholders and, if applicable the related Serviced Companion Noteholder, and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders and, if applicable, the related Serviced Companion Noteholder.

Contemporaneously with the execution of this Agreement by the Purchaser and the Seller, the Seller shall deliver a power of attorney substantially in the form of Exhibit F hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed.

(b)     In connection with any Servicing Shift Whole Loan, (1) instruments of assignment to the Trustee or Cayman Agent, as applicable, may be in blank and need not be recorded pursuant to the Pooling and Servicing Agreement (other than the endorsements to the Note(s) evidencing the related Servicing Shift Mortgage Loan) until the earlier of (i) the related Servicing Shift Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced Pooling Agreement, (ii) 180 days following the Closing Date, and (iii) such Servicing Shift Whole Loan becoming a Specially Serviced Mortgage Loan prior to such Servicing Shift Securitization Date, in which case assignments and recordations shall be effected in accordance with Section 2.01 of the Pooling and Servicing Agreement until the occurrence, if any, of such Servicing Shift Securitization Date, (2) no letter of credit need be amended (including, without limitation, to change the beneficiary thereon) until the earlier of (i) the related Servicing Shift Securitization Date, in which case such amendment shall be in accordance with the related Non-Serviced Pooling Agreement, (ii) 180 days following the Closing Date, and (iii) such Servicing Shift Whole Loan becoming a Specially Serviced Mortgage Loan prior to such Servicing Shift Securitization Date in which case such amendment shall be effected in accordance with the terms of Section 2.01 of the Pooling and Servicing Agreement, and (3) on and following such Servicing Shift Securitization Date, the Person selling the related Servicing Shift Lead Note to the related Non-Serviced Depositor, at its own expense, shall be (a) entitled to direct in writing, which may be conclusively relied upon by the Custodian, the Custodian to deliver the originals of all the Mortgage Loan documents relating to such Servicing Shift Whole Loan in its possession (other than the original Note(s) evidencing such Servicing Shift Mortgage Loan) to the related Non-Serviced Trustee or the related Non-Serviced Custodian, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Custodian of photocopies of Mortgage Loan documents related to such Servicing Shift Whole Loan so delivered to such Non-Serviced Trustee or such Non-Serviced Custodian, (c) entitled to cause the completion (or, in the event of a recordation as contemplated by clause (1)(ii) of this paragraph, the preparation, execution and delivery) and recordation of instruments of assignment in the name of the related Other Trustee or related Non-Serviced Custodian, (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded, and (e) entitled to require the Master Servicer to transfer, and to cooperate with all reasonable requests in connection with the transfer of, the Servicing File, and any Escrow Payments, reserve funds and items specified in clauses (9), (12), (14) and (18) of the definition of “Mortgage File” in the Pooling and Servicing Agreement for such Servicing Shift Whole Loan to the related Other Servicer.

(c)     Except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, the Seller shall deliver to and deposit (or cause to be delivered to and deposited) with the Master Servicer within five (5) Business Days after the Closing Date: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) or the related Serviced Companion Loans, (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and the Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans and the Serviced Companion Loans or holders of interests therein and (C) are in the possession or under the control of the Seller; and (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans or any related Serviced Companion Loans, together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan or to the Serviced Companion Loans, provided that copies of any document in the Mortgage File and any other document, record or item referred to above in this sentence that constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date; provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(d)     With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master

Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

SECTION 4     Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5     Covenants of the Seller.  The Seller covenants with the Purchaser as follows:

(a)     except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan it shall cause McCoy & Orta, P.C. (“M&O”) to record and file in the appropriate public recording office for real property records or UCC Financing Statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), each related Assignment of Mortgage and assignment of assignment of leases, rents and profits and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee or Cayman Agent, as applicable, as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause M&O to record or file, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the Custodian (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)     as to each Mortgage Loan, except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3), (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or Assignment of Assignment of Leases, the Seller shall obtain therefrom and deliver to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)     it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Mortgage Loan that is a Non-Serviced Mortgage Loan) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and/or the Companion Holder. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(d)     the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

(e)     if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus dated August 15, 2017 relating to the Public Certificates, the annexes and exhibits thereto and any DVD delivered therewith, or the Offering Circular dated August 15, 2017 relating to the Private Certificates, the annexes and exhibits thereto and any DVD delivered therewith (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the

Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of August 11, 2017, among the Underwriters, the Initial Purchasers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”));

(f)     for so long as the Trust (or with respect to the Companion Loans, if such Companion Loan is deposited into another securitization, the trust fund under such other securitization) is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Depositor (or with respect to the Companion Loans, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor of such securitization) and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit BB, Exhibit CC and Exhibit DD to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant;

(g)     within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(h)     promptly upon completion or such delivery of the Diligence Files, but in no event later than sixty (60) days after the Closing Date, the Seller shall provide each of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Directing Holder, the Asset Representations Reviewer and the Operating Advisor, to the addresses provided in the notice provision of the Pooling and Servicing Agreement, with a certification by an authorized officer of the Seller, substantially in the form of Exhibit E to this Agreement, that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Intralinks Site constitutes all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(i)     upon written request of the Asset Representations Reviewer (in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for a Delinquent Mortgage Loan), the Seller shall provide to the Asset Representations Reviewer promptly, but in no event later than ten (10) Business Days after receipt of such written request (which time period may be extended upon the mutual agreement of the Seller and the Asset Representations Reviewer), such documents requested by the Asset Representations Reviewer relating to each Delinquent Mortgage Loan to enable the Asset Representations Reviewer to complete any Test for a Delinquent Mortgage Loan, but only to the extent such documents are in the possession of the Seller; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(j)     upon the completion of an Asset Review with respect to each Delinquent Mortgage Loan and receipt by the Seller of a written invoice from the Asset Representations Reviewer, the Seller shall pay a fee of (i) $15,000 multiplied by the number of Delinquent Mortgage Loans subject to any Asset Review (for purposes of this Section 5(j), the “Subject Loans”), plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, in each case within 60 days of such written invoice by the Asset Representations Reviewer;

(k)     if the preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the Seller shall have 90 days from receipt of the preliminary Asset Review Report to remedy or otherwise refute the Test failure indicated in the preliminary Asset Review Report. If the Seller elects to refute the Test failure indicated in the preliminary Asset Review Report, the Seller shall provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Asset Representations Reviewer;

(l)     the Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the resolution method;

(m)     the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(j) above within 90 days of written invoice by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents required to be delivered by it pursuant to this

Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement);

(n)     with respect to any Mortgage Loan that is (or may become pursuant to the related Co-Lender Agreement) part of an Non-Serviced Whole Loan, (x) in the event that the Closing Date occurs prior to the closing date of the Non-Serviced Securitization, the Seller shall provide (or cause to be provided) to the Depositor and the Trustee (1) written notice in a timely manner of (but no later than three (3) Business Days prior to) the closing of such Non-Serviced Securitization, and (2) no later than the closing date of such Non-Serviced Securitization, a copy of the Non-Serviced Pooling Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing of the Non-Serviced Securitization, the Seller shall provide, or cause the Other Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Non-Serviced Pooling Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (1) two (2) Business Days prior to the Closing Date and (2) the closing date of such Non-Serviced Securitization;

(o)     with respect to the Companion Loans, the Seller agrees that if disclosure related to the description of a party to the Pooling and Servicing Agreement is requested by the holder of a related Companion Loan for inclusion in the disclosure materials relating to the securitization of such Companion Loan, the reasonable costs of such party related to such disclosure and any opinion(s) of counsel, certifications and/or indemnification agreement(s) shall be paid or caused to be paid by the Seller;

(p)      In the event that the Seller determines that a Third Party Purchaser no longer complies with one or more of the requirements of §244.7(b)(1), §244.7(b)(3), §244.7(b)(4), §244.7(b)(5) or §244.7(b)(8) of the Risk Retention Rule, then the Seller shall promptly notify, or cause to be notified, the Certificate Administrator in writing of such noncompliance, and the Certificate Administrator will be required under the Pooling and Servicing Agreement to make any such notice available to Privileged Persons via the Certificate Administrator’s Website;

(q)     Unless the Seller has already disclosed or caused to be disclosed such information on a Form 8-K, on or prior to the date that is 2 Business Days prior to the first Distribution Date, the Seller shall deliver, or cause to be delivered, to the Certificate Administrator the disclosure required pursuant to §244.4(c)(1)(ii) of the Risk Retention Rule, and the Certificate Administrator will be required under the Pooling and Servicing Agreement to make any such disclosure available to Privileged Persons via the Certificate Administrator’s Website; and

(r)     The Seller will (i) act as a “sponsor” (as defined in §244.2 of the Risk Retention Rule) and (ii) cause the Class HRR Certificates to be retained by a “third-party purchaser” (or any “majority-owned affiliate” thereof (as defined in the Risk Retention Rule)) in accordance with §244.7(b) of the Risk Retention Rule.

SECTION 6     Representations and Warranties.

(a)     The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)     The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)     Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)     The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)     There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)     The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)     No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

(vii)     The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

(viii)     Except for the agreed-upon procedures report obtained from the accounting firm engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accountant’s Due Diligence Report”), the Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the transactions contemplated herein and in the Offering Documents and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Offering Documents. The Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(a)(viii).

(b)     The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)     Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)     The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)     There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)     The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)     No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)     The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due

Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Securities and Exchange Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchasers at least 5 Business Days before the first sale in the offering contemplated by the Offering Documents; and (C) furnished each such Form 15G to the Securities and Exchange Commission on EDGAR at least 5 Business Days before the first sale in the offering contemplated by the Offering Documents as required by Rule 15Ga-2.

(c)     The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-off Date or such other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)     Pursuant to the Pooling and Servicing Agreement, if the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as operating advisor) discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice alleging (A) that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or (B) a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”), then such party is required to give prompt written notice thereof to the Seller.

(e)     Pursuant to the Pooling and Servicing Agreement, the Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Certificateholders therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”; and a Material Breach and/or a Material Document Defect, as the case may be, shall constitute a “Material Defect”). The Master Servicer or the Special Servicer may (but will not be obligated to) consult with the Master Servicer or the Special Servicer regarding any determination of a Material Defect for a Non-Specially Serviced Mortgage Loan. If such Document Defect or Breach has been determined to be a Material Defect, then the Master Servicer or the Special Servicer that made such determination will be required to give prompt written notice thereof to the Seller, the other parties to the Pooling and Servicing Agreement and (for so long as no Consultation Termination Event is continuing) the Directing Holder. Promptly upon becoming aware of any such Material Defect (including through a written notice given by any party to the Pooling and Servicing Agreement, as provided above if the Document Defect or Breach identified therein is a Material Defect), the Seller shall, not later than 90 days from the earlier of (a) the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Defect or (b) in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, any party’s discovery of such Material Defect (such 90-day period, the “Initial Cure Period”), (i) cure such Material Defect in all material respects (which cure shall include payment of any losses and Additional Trust Expenses associated therewith, including the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan), (ii) repurchase the affected Mortgage Loan or REO Loan (or the Trust’s interest therein with respect to any Mortgage Loan that is part of a Whole Loan) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution shall be permitted) for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if (i) such Material Defect is capable of being cured but not within such Initial Cure Period, (ii) such Material Defect is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect within such Initial Cure Period, then the Seller shall have an additional 90 days (such additional 90 day period, the “Extended Cure Period”) to complete such cure, or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above (it being understood and agreed that, in connection with the Seller’s receiving such Extended Cure Period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Special Servicer, the Operating Advisor and the Certificate Administrator setting forth the reasons such Material Defect was not cured within the Initial Cure Period and what actions the Seller is pursuing in connection with the cure of such Material Defect and stating that the Seller anticipates that such Material Defect will be cured within such Extended Cure Period); and provided, further, that, if any such Material Defect is still not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, repurchase or substitution obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Special Servicer, the Operating Advisor and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Defect with respect to a Mortgage Loan, it will notify the Purchaser. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced, and received by the Master Servicer or the Special Servicer on behalf of the Trust, after the related Cut-off Date through, but not including, the related date of repurchase or substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the

Trust Fund and are to be remitted by the Master Servicer to the Seller effecting the related repurchase or substitution within two Business Days following receipt of properly identified and available funds constituting such Periodic Payment. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes.

No delay in either the discovery of a Material Defect on the part of any party to the Pooling and Servicing Agreement or in providing notice of such Material Defect shall relieve the Mortgage Loan Seller of its obligation to repurchase the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Mortgage Loan Seller from curing such Material Defect and (iii) provided that the Mortgage Loan Seller is afforded a cure period of 90 days from the Mortgage Loan Seller’s receipt of notice thereof, such Material Defect did not relate to a Mortgage Loan not being a Qualified Mortgage as described in this section. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Mortgagor), then the failure to deliver to the Custodian copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect as to each other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in the related Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee and the Certificate Administrator an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its repurchase or substitution obligations with respect to any Material Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust, the Enforcing Servicer, on behalf of the Trust, and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) are able to agree upon the Loss of Value Payment for a Material Defect, the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment. Upon its making such payment, the Seller shall be deemed to have cured such Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Defect.

With respect to any Non-Serviced Mortgage Loan, the Seller agrees that if a “material document defect” (as such term or any analogous term is defined in the related Non-Serviced Pooling Agreement) exists under the related Non-Serviced Pooling Agreement with respect to the related Non-Serviced Companion Loan included in the related Non-Serviced Securitization, and such Non-Serviced Companion Loan is repurchased by or on behalf of such Seller (or other responsible repurchasing entity) from the related Non-Serviced Securitization as a result of such “material document defect” (as such term or any analogous term is defined in such Non-Serviced Pooling Agreement), then the Seller shall repurchase such Non-Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Non-Serviced Pooling Agreement) related solely to the promissory note for such Non-Serviced Companion Loan.

(f)     In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all escrows and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee or Cayman Agent, as applicable, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or Cayman Agent or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. In the event a Qualified Substitute Mortgage Loan is substituted for a Mortgage Loan by the Seller as contemplated by this Section 6, the Seller shall deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement.

(g)     The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)     Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Defect, repurchase, or substitute for, any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the

Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)     The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a 15Ga-1 Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any 15Ga-1 Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a 15Ga-1 Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such 15Ga-1 Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the 15Ga-1 Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the 15Ga-1 Repurchase Request (as asserted in the 15Ga-1 Repurchase Request) or (y) any rejection or dispute of a 15Ga-1 Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission pursuant to Rule 15Ga-1 under the Exchange Act with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any 15Ga-1 Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust is 0001710765.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7     Review of Mortgage File.  The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8     Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)     Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)     The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)     The Purchaser shall have received the following additional closing documents:

(i)     copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)     a certificate as of a recent date of the Secretary of State of the State of New York to the effect that the Seller is duly organized, existing and in good standing in the State of New York;

(iii)     an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency;

(iv)     an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(v)     a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Preliminary Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)     The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)     The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)     The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9     Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10     Expenses. The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and

Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Sidley Austin LLP, as counsel to the Underwriters and the Initial Purchasers.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12     Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13     Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14     Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15     No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6 and Section 16.

SECTION 16     Assignment.     (a) The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee or Cayman Agent, as applicable, for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns. Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee or Cayman Agent, as applicable, until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee or Cayman Agent, as applicable, to any Person.

(b)       The Asset Representations Reviewer shall be an express third party beneficiary of Sections 5(g), 5(h), 5(i) and 5(j) of this Agreement.

SECTION 17      Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by electronic transmission to it at 200 West Street, New York, New York

10282, to the attention of Leah Nivison, email: leah.nivison@gs.com and gs-refgsecuritization@gs.com, with a copy to: Joe Osborne, email: joe.osborne@gs.com and gs-refgsecuritization@gs.com, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at Goldman Sachs Mortgage Company, 200 West Street, New York, New York 10282, to the attention of Leah Nivison, email: leah.nivison@gs.com and gs-refgsecuritization@gs.com, with a copy to: Joe Osborne, email: joe.osborne@gs.com and gs-refgsecuritization@gs.com, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18      Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19      Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20      Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21       No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22       Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23      Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORPORATION II, a Delaware corporation

By:	/s/ Leah Nivison
Name: Leah Nivison
Title: Chief Executive Officer

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	/s/ Michael Barbieri
Authorized Representative

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

Control Number	Footnotes	Loan Number	Property Name	Borrower Name	Address	City	State	County	Zip Code	Mortgage Loan Rate (%)	Net Mortgage Loan Rate (%)
1	3, 4	ABOOYZ	1999 Avenue of the Stars	1999 Stars, LLC	1999 Avenue of the Stars	Los Angeles	California	Los Angeles	90067	4.13651263103626%	4.12224263103626%
2	5, 6, 7, 8, 9	148123	Long Island Prime Portfolio - Uniondale	333 Earle Ovington Boulevard SPE LLC and Rexcorp Plaza SPE LLC						4.4500%	4.4307%
2.01		148123	RXR Plaza		625 RXR Plaza	Uniondale	New York	Nassau	11553
2.02		148123	Omni		333 Earle Ovington Boulevard	Uniondale	New York	Nassau	11553
3	10	7X0PB8	Lafayette Centre	LCPC Lafayette Property LLC	1120 20th Street Northwest and 1133 & 1155 21st Street Northwest	Washington	District of Columbia	District of Columbia	20036	4.2460%	4.2317%
4	11, 12	177043	Loma Linda	WI Loma Linda, LLC	26001 Redlands Boulevard	Loma Linda	California	San Bernardino	92373	3.5900%	3.5757%
5	13	147425	Long Island Prime Portfolio - Melville	48 S. Service Road SPE LLC and 58/68 S. Service Road SPE LLC						4.4000%	4.3807%
5.01		147425	68 South Service Road		68 South Service Road	Melville	New York	Suffolk	11747
5.02		147425	58 South Service Road		58 South Service Road	Melville	New York	Suffolk	11747
5.03		147425	48 South Service Road		48 South Service Road	Melville	New York	Suffolk	11747
6	14	19346052	Marriott Quorum	Quorum Hospitality, LLC	14901 Dallas Parkway	Dallas	Texas	Dallas	75254	5.4000%	5.3857%
7	15	165243	5-15 West 125th Street	CA 5-15 West 125th LLC	5 West 125th Street	New York	New York	New York	10027	4.5000%	4.4857%
8	16	19540745	Petco Corporate Headquarters	FidoCo Property LLC	10850 Via Fontera	San Diego	California	San Diego	92127	4.1685%	4.1542%
9	17	157723	Olympic Tower	OT Real Estate Owner LLC	645, 647 & 651 Fifth Avenue and 10 East 52nd Street	New York	New York	New York	10022	3.95394737%	3.94092737%
10		19550775	Pi’ilani Village	KP Hawaii I, LLC	225 Piikea Avenue	Kihei	Hawaii	Maui	96753	4.3000%	4.2682%
11	11, 18	19511323	90 Fifth Avenue	90 Fifth Owner, LLC	90 Fifth Avenue	New York	New York	New York	10011	4.3070%	4.2927%
12	11, 19, 20	19742496	Marriott Grand Cayman	LR (Cayman Hotel) Limited	389 West Bay Road	Grand Cayman	Cayman Islands	NAV	NAV	5.4485%	5.4342%
13		169345	Fountain Lake	Fountain Lake Apartments LLC	5620 Fountain Lake Circle	Bradenton	Florida	Manatee	34207	4.4000%	4.3657%
14	21	19365863	Margaritaville Lake of the Ozarks	Tan Tar A State Road, LLC	494 Tan Tar A Drive	Osage Beach	Missouri	Camden	65065	5.5370%	5.5027%
15		169344	Sienna Bay	BW Sienna Bay LLC	10501 3rd Street North	St. Petersburg	Florida	Pinellas	33716	4.4000%	4.3557%
16		19511324	Heritage Square	Heritage Square Ventures, LLC	7115, 7130, 7135, 7220, 7225, 7321 and 7355 Heritage Square Drive	Granger	Indiana	St. Joseph	46530	4.7110%	4.6667%
17	9, 22	AB01AK	Shops at Boardman	WAOP Properties, LLC and The Shops at Boardman Park Properties, LLC	377-381, 385-413, 427-445, 453, 457, 463, 521-561 and 717 Boardman Poland Road	Boardman	Ohio	Mahoning	44512	4.6805%	4.6262%
18	23	3CIEO5	One West 34th Street	Jacob’s First, LLC	1 West 34th Street	New York	New York	New York	10001	4.3100%	4.2957%
19	24	AB0092	CH2M Global Headquarters	AGNL Engineering, L.L.C.	9189, 9191 and 9193 South Jamaica Street	Englewood	Colorado	Douglas	80112	4.8460%	4.8217%
20	25	19291179	Balcones Woods Shopping Center	Balcones-Wilshire LLC	11150 Research Boulevard and 5105 and 5124 Balcones Woods Drive	Austin	Texas	Travis	78759	4.7000%	4.6857%
21		19440748	Guernsey Crossing	Guernsey Crossing LLC	1251 North Bridge Street	Chillicothe	Ohio	Ross	45601	4.8285%	4.8142%
22		19742495	Spring Prairie	TKG Spring Prairie Development Three, L.L.C.	25-175 Treeline Road	Kalispell	Montana	Flathead	59901	4.8005%	4.7862%
23		19511322	Willow Bend Apartments	W.B. Apartments Limited Partners LLC	13949 Bammel North Houston Road	Houston	Texas	Harris	77066	4.5145%	4.4527%
24	26	167868	Greenville Avenue	7515 Greenville Properties, Ltd.	7515 Greenville Avenue	Dallas	Texas	Dallas	75231	5.1000%	5.0457%
25		172843	Adelanto Market Plaza	Adelanto Market Plaza II, LLC	14196 Highway 395	Adelanto	California	San Bernardino	92301	4.6500%	4.5957%
26	27, 28	AB01GR	Raymond James Financial Center	Auburn Newco, LLC	691 North Squirrel Road	Auburn Hills	Michigan	Oakland	48326	4.6100%	4.5482%
27		AB00R1	Laguna Seca	FS Laguna Seca I LLC	3020-3060 East Lohman Avenue	Las Cruces	New Mexico	Doña Ana	88011	4.0150%	3.9532%
28	29, 30	19558810	Discovery Plaza	Discovery Plaza Retail Partners, LLC	1500 West El Camino Avenue	Sacramento	California	Sacramento	95833	4.5310%	4.4767%
29		170664	Quail Plaza	Quail Plaza Partners, LLC	2611, 2621 & 2641 Coors Boulevard Northwest	Albuquerque	New Mexico	Bernalillo	87120	4.2500%	4.1957%
30		19346051	Erindale Square	Erindale Square Properties, Ltd.	5881, 5883, 5917, 5923, 5925, 5927, 5945, 5951, 5959, 5965, 5969 and 5975 North Academy Boulevard	Colorado Springs	Colorado	El Paso	80918	4.8000%	4.7457%
31		168825	Echelon	CPF Senior Living - Echelon, LLC	4330 South Eastern Avenue	Las Vegas	Nevada	Clark	89119	4.2300%	4.1757%
32		175183	Towne Centre Offices	Towne Centre Offices, LP	1789 South Braddock Avenue	Pittsburgh	Pennsylvania	Allegheny	15218	4.6660%	4.6117%

Control Number	Footnotes	Loan Number	Property Name	Original Balance ($)	Cut-Off Date Balance ($)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Maturity Date	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Monthly Debt Service ($) (1)
1	3, 4	ABOOYZ	1999 Avenue of the Stars	$137,260,000	137,260,000	120	117	5/6/2027	0	0	$479,720
2	5, 6, 7, 8, 9	148123	Long Island Prime Portfolio - Uniondale	$85,000,000	85,000,000	120	118	6/6/2027	0	0	$319,586
2.01		148123	RXR Plaza
2.02		148123	Omni
3	10	7X0PB8	Lafayette Centre	$80,250,000	80,250,000	121	115	3/6/2027	0	0	$287,895
4	11, 12	177043	Loma Linda	$80,000,000	80,000,000	120	119	7/6/2027	0	0	$242,657
5	13	147425	Long Island Prime Portfolio - Melville	$72,300,000	72,300,000	120	118	6/6/2027	0	0	$268,782
5.01		147425	68 South Service Road
5.02		147425	58 South Service Road
5.03		147425	48 South Service Road
6	14	19346052	Marriott Quorum	$62,999,000	62,938,187	120	119	7/6/2027	360	359	$353,759
7	15	165243	5-15 West 125th Street	$59,000,000	59,000,000	120	118	6/6/2027	0	0	$224,323
8	16	19540745	Petco Corporate Headquarters	$41,000,000	41,000,000	120	120	8/6/2027	0	0	$144,402
9	17	157723	Olympic Tower	$40,000,000	40,000,000	120	117	5/6/2027	0	0	$133,629
10		19550775	Pi’ilani Village	$37,500,000	37,500,000	120	120	8/6/2027	0	0	$136,241
11	11, 18	19511323	90 Fifth Avenue	$37,000,000	37,000,000	120	119	7/6/2027	0	0	$134,644
12	11, 19, 20	19742496	Marriott Grand Cayman	$35,000,000	34,966,615	60	59	7/6/2022	360	359	$197,597
13		169345	Fountain Lake	$30,000,000	30,000,000	120	117	5/6/2027	360	360	$150,228
14	21	19365863	Margaritaville Lake of the Ozarks	$26,250,000	26,225,505	120	119	7/6/2027	360	359	$149,655
15		169344	Sienna Bay	$24,250,000	24,250,000	120	117	5/6/2027	360	360	$121,435
16		19511324	Heritage Square	$24,000,000	24,000,000	120	119	7/6/2027	360	360	$124,632
17	9, 22	AB01AK	Shops at Boardman	$23,000,000	23,000,000	120	118	6/6/2027	360	360	$119,017
18	23	3CIEO5	One West 34th Street	$20,000,000	20,000,000	120	116	4/6/2027	0	0	$72,831
19	24	AB0092	CH2M Global Headquarters	$20,000,000	20,000,000	120	116	4/6/2027	360	360	$105,490
20	25	19291179	Balcones Woods Shopping Center	$19,800,000	19,752,203	120	118	6/6/2027	360	358	$102,690
21		19440748	Guernsey Crossing	$17,500,000	17,500,000	120	120	8/6/2027	360	360	$92,118
22		19742495	Spring Prairie	$15,300,000	15,300,000	120	120	8/6/2027	360	360	$80,278
23		19511322	Willow Bend Apartments	$14,800,000	14,800,000	120	119	7/6/2027	360	360	$75,117
24	26	167868	Greenville Avenue	$14,000,000	13,968,885	60	58	6/6/2022	360	358	$76,013
25		172843	Adelanto Market Plaza	$12,000,000	12,000,000	120	118	6/6/2027	360	360	$61,876
26	27, 28	AB01GR	Raymond James Financial Center	$11,250,000	11,222,341	120	118	6/6/2027	360	358	$57,740
27		AB00R1	Laguna Seca	$11,000,000	11,000,000	120	118	6/6/2027	0	0	$37,315
28	29, 30	19558810	Discovery Plaza	$11,000,000	11,000,000	120	120	8/6/2027	360	360	$55,938
29		170664	Quail Plaza	$5,500,000	5,500,000	120	118	6/6/2027	360	360	$27,057
30		19346051	Erindale Square	$5,360,000	5,360,000	60	59	7/6/2022	360	360	$28,122
31		168825	Echelon	$5,000,000	5,000,000	60	59	7/6/2022	360	360	$24,538
32		175183	Towne Centre Offices	$4,550,000	4,550,000	120	120	8/6/2027	360	360	$23,505

Control Number	Footnotes	Loan Number	Property Name	Servicing Fee Rate (%)	Subservicing Fee Rate (%)	Interest Accrual Method	Ownership Interest	Crossed Group	Originator	Mortgage Loan Seller	Carve-out Guarantor
1	3, 4	ABOOYZ	1999 Avenue of the Stars	0.0025%	0.002500%	Actual/360	Fee Simple	NAP	GSMC	GSMC	JMB Realty Corporation
2	5, 6, 7, 8, 9	148123	Long Island Prime Portfolio - Uniondale	0.0050%	0.005000%	Actual/360		NAP	GSMC, Barclays	GSMC	RXR Properties Holdings LLC
2.01		148123	RXR Plaza				Leasehold
2.02		148123	Omni				Leasehold
3	10	7X0PB8	Lafayette Centre	0.0025%	0.002500%	Actual/360	Fee Simple	NAP	GSMC	GSMC	None
4	11, 12	177043	Loma Linda	0.0050%	0.000000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Easterly Government Properties LP
5	13	147425	Long Island Prime Portfolio - Melville	0.0050%	0.005000%	Actual/360		NAP	GSMC, Barclays	GSMC	RXR Properties Holdings LLC
5.01		147425	68 South Service Road				Fee Simple
5.02		147425	58 South Service Road				Fee Simple
5.03		147425	48 South Service Road				Fee Simple
6	14	19346052	Marriott Quorum	0.0050%	0.000000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Deason Capital Services, LLC
7	15	165243	5-15 West 125th Street	0.0050%	0.000000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Harry Adjmi and Robert Cayre
8	16	19540745	Petco Corporate Headquarters	0.0050%	0.000000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	USRA Net Lease II Capital Corp.
9	17	157723	Olympic Tower	0.0025%	0.001250%	Actual/360	Leasehold	NAP	GSMC, DBNY, MSBNA	GSMC	OPG Investment Holdings (US), LLC, Crown Retail Services LLC, Centurian Management Corporation and Crown 600 Broadway LLC
10		19550775	Pi’ilani Village	0.0025%	0.020000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	New Russell Holding LLC
11	11, 18	19511323	90 Fifth Avenue	0.0050%	0.000000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Aby Rosen and Michael Fuchs
12	11, 19, 20	19742496	Marriott Grand Cayman	0.0050%	0.000000%	Actual/360	Fee Simple	NAP	CCRE	GSMC	London & Regional Group Holdings Limited
13		169345	Fountain Lake	0.0050%	0.020000%	Actual/360	Fee Simple	NAP	GSBI	GSMC	Beachwold Partners, L.P. and Gideon Z. Friedman
14	21	19365863	Margaritaville Lake of the Ozarks	0.0050%	0.020000%	Actual/360	Fee Simple and Leasehold	NAP	GSMC	GSMC	Carlos J. Rodriguez, David Buddemeyer and Driftwood Acquisition & Development L.P.
15		169344	Sienna Bay	0.0050%	0.030000%	Actual/360	Fee Simple	NAP	GSBI	GSMC	Beachwold Partners, L.P. and Gideon Z. Friedman
16		19511324	Heritage Square	0.0050%	0.030000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Nathaniel A. Tower
17	9, 22	AB01AK	Shops at Boardman	0.0050%	0.040000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	David L. Handel
18	23	3CIEO5	One West 34th Street	0.0025%	0.002500%	Actual/360	Fee Simple	NAP	GSMC, WFB	GSMC	Lloyd Goldman and Stanley Chera
19	24	AB0092	CH2M Global Headquarters	0.0025%	0.012500%	Actual/360	Fee Simple	NAP	GSMC	GSMC	AG Net Lease III (SO) Corp. and AG Net Lease III Corp.
20	25	19291179	Balcones Woods Shopping Center	0.0050%	0.000000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Kamran Farhadi
21		19440748	Guernsey Crossing	0.0050%	0.000000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Charles Townsend
22		19742495	Spring Prairie	0.0050%	0.000000%	Actual/360	Leasehold	NAP	GSMC	GSMC	E. Stanley Kroenke
23		19511322	Willow Bend Apartments	0.0025%	0.050000%	Actual/360	Fee Simple	NAP	GSBI	GSMC	Michael G. Tombari and Kenneth L. Hatfield
24	26	167868	Greenville Avenue	0.0050%	0.040000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Kamyar Mateen
25		172843	Adelanto Market Plaza	0.0050%	0.040000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Walt Ordemann and Robert E. Sarafan
26	27, 28	AB01GR	Raymond James Financial Center	0.0025%	0.050000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Matthew J. Farrell
27		AB00R1	Laguna Seca	0.0025%	0.050000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Mark F. Simens
28	29, 30	19558810	Discovery Plaza	0.0050%	0.040000%	Actual/360	Leasehold	NAP	GSMC	GSMC	John P. Walsh and John P. Walsh, as Trustee of the Walsh Trust dated August 6, 1998
29		170664	Quail Plaza	0.0050%	0.040000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	David Goldberg and Michael J. Bushell
30		19346051	Erindale Square	0.0050%	0.040000%	Actual/360	Fee Simple	NAP	GSMC	GSMC	Kamyar Mateen
31		168825	Echelon	0.0050%	0.040000%	Actual/360	Fee Simple	NAP	GSBI	GSMC	CPF Senior Living Holdings, LLC
32		175183	Towne Centre Offices	0.0050%	0.040000%	Actual/360	Fee Simple and Leasehold	NAP	GSMC	GSMC	L&M Associates

Control Number	Footnotes	Loan Number	Property Name	Letter of Credit	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)
1	3, 4	ABOOYZ	1999 Avenue of the Stars	No	$0	$0	$0	$0	$0	$0	$0
2	5, 6, 7, 8, 9	148123	Long Island Prime Portfolio - Uniondale	No	$2,049,623	$906,920	$0	$0	$0	$33,207	$0
2.01		148123	RXR Plaza
2.02		148123	Omni
3	10	7X0PB8	Lafayette Centre	No	$0	$0	$0	$0	$0	$0	$0
4	11, 12	177043	Loma Linda	No	$0	$0	$0	$0	$0	$0	$0
5	13	147425	Long Island Prime Portfolio - Melville	No	$537,224	$268,612	$0	$0	$0	$14,871	$0
5.01		147425	68 South Service Road
5.02		147425	58 South Service Road
5.03		147425	48 South Service Road
6	14	19346052	Marriott Quorum	No	$475,853	$79,309	$52,243	$10,449	$0	$65,691	$0
7	15	165243	5-15 West 125th Street	No	$0	$0	$0	$0	$0	$0	$61,203
8	16	19540745	Petco Corporate Headquarters	No	$0	$0	$0	$0	$0	$0	$0
9	17	157723	Olympic Tower	No	$0	$0	$298,431	$0	$25,989,597	$0	$0
10		19550775	Pi’ilani Village	No	$21,582	$21,582	$0	$0	$0	$1,437	$0
11	11, 18	19511323	90 Fifth Avenue	No	$0	$0	$0	$0	$0	$0	$0
12	11, 19, 20	19742496	Marriott Grand Cayman	No	$0	$0	$261,287	$129,397	$0	$0	$0
13		169345	Fountain Lake	No	$66,429	$22,143	$0	$0	$0	$5,854	$0
14	21	19365863	Margaritaville Lake of the Ozarks	No	$233,346	$29,168	$0	$0	$0	$82,758	$0
15		169344	Sienna Bay	No	$116,104	$38,701	$0	$0	$0	$5,750	$0
16		19511324	Heritage Square	No	$157,611	$52,537	$0	$0	$0	$2,347	$0
17	9, 22	AB01AK	Shops at Boardman	No	$269,269	$53,854	$39,875	$6,646	$0	$5,788	$0
18	23	3CIEO5	One West 34th Street	No	$315,500	$315,500	$0	$0	$0	$7,390	$266,036
19	24	AB0092	CH2M Global Headquarters	No	$0	$0	$0	$0	$0	$0	$111,146
20	25	19291179	Balcones Woods Shopping Center	No	$248,551	$41,425	$45,625	$3,802	$0	$2,075	$0
21		19440748	Guernsey Crossing	No	$66,210	$33,105	$0	$0	$0	$0	$0
22		19742495	Spring Prairie	No	$0	$0	$0	$0	$0	$988	$0
23		19511322	Willow Bend Apartments	No	$148,830	$21,261	$0	$0	$0	$8,325	$0
24	26	167868	Greenville Avenue	No	$103,398	$17,233	$0	$0	$180,000	$24,287	$0
25		172843	Adelanto Market Plaza	No	$28,379	$9,460	$0	$0	$0	$521	$0
26	27, 28	AB01GR	Raymond James Financial Center	No	$148,707	$14,766	$0	$0	$200,000	$0	$200,000
27		AB00R1	Laguna Seca	No	$23,032	$11,516	$0	$0	$0	$1,955	$0
28	29, 30	19558810	Discovery Plaza	No	$90,963	$18,193	$0	$0	$55,000	$0	$55,000
29		170664	Quail Plaza	No	$14,192	$4,731	$0	$0	$0	$611	$0
30		19346051	Erindale Square	No	$15,585	$3,896	$0	$0	$0	$1,726	$0
31		168825	Echelon	No	$16,658	$3,332	$0	$0	$0	$2,900	$0
32		175183	Towne Centre Offices	No	$0	$15,076	$0	$0	$0	$1,553	$0

Control Number	Footnotes	Loan Number	Property Name	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)
1	3, 4	ABOOYZ	1999 Avenue of the Stars	$0	$0	$0	$0	$0	$0	$0	$0
2	5, 6, 7, 8, 9	148123	Long Island Prime Portfolio - Uniondale	$3,350,000	$199,244	$0	$0	$0	$0	$55,603	$0
2.01		148123	RXR Plaza
2.02		148123	Omni
3	10	7X0PB8	Lafayette Centre	$0	$0	$0	$0	$0	$0	$0	$0
4	11, 12	177043	Loma Linda	$0	$0	$0	$0	$0	$0	$0	$0
5	13	147425	Long Island Prime Portfolio - Melville	$4,200,000	$89,229	$0	$0	$0	$0	$0	$0
5.01		147425	68 South Service Road
5.02		147425	58 South Service Road
5.03		147425	48 South Service Road
6	14	19346052	Marriott Quorum	$0	$0	$0	$0	$0	$0	$0	$0
7	15	165243	5-15 West 125th Street	$0	$0	$0	$0	$0	$0	$0	$0
8	16	19540745	Petco Corporate Headquarters	$0	$0	$0	$0	$0	$0	$0	$0
9	17	157723	Olympic Tower	$21,357,936	$0	$0	$0	$0	$0	$0	$0
10		19550775	Pi’ilani Village	$0	$5,526	$200,000	$0	$0	$0	$0	$0
11	11, 18	19511323	90 Fifth Avenue	$0	$0	$0	$0	$0	$0	$0	$0
12	11, 19, 20	19742496	Marriott Grand Cayman	$0	$0	$0	$0	$0	$0	$0	$0
13		169345	Fountain Lake	$0	$0	$0	$0	$0	$132,275	$0	$0
14	21	19365863	Margaritaville Lake of the Ozarks	$0	$0	$0	$0	$0	$0	$0	$0
15		169344	Sienna Bay	$0	$0	$0	$0	$0	$5,225	$0	$0
16		19511324	Heritage Square	$0	$11,667	$560,000	$0	$0	$0	$0	$0
17	9, 22	AB01AK	Shops at Boardman	$500,000	$20,833	$750,000	$0	$0	$0	$0	$0
18	23	3CIEO5	One West 34th Street	$0	$52,785	$1,900,260	$0	$0	$366,740	$0	$0
19	24	AB0092	CH2M Global Headquarters	$0	$0	$0	$0	$0	$0	$0	$0
20	25	19291179	Balcones Woods Shopping Center	$100,000	$17,000	$300,000	$0	$0	$79,293	$0	$0
21		19440748	Guernsey Crossing	$250,000	$8,333	$600,000	$0	$0	$0	$0	$0
22		19742495	Spring Prairie	$0	$6,250	$200,000	$0	$0	$0	$0	$0
23		19511322	Willow Bend Apartments	$0	$0	$0	$0	$0	$36,890	$0	$0
24	26	167868	Greenville Avenue	$400,000	$0	$400,000	$0	$0	$665,000	$0	$0
25		172843	Adelanto Market Plaza	$150,000	$2,604	$250,000	$0	$0	$0	$0	$0
26	27, 28	AB01GR	Raymond James Financial Center	$400,000	$0	$400,000	$0	$0	$0	$0	$0
27		AB00R1	Laguna Seca	$0	$0	$0	$0	$0	$0	$0	$0
28	29, 30	19558810	Discovery Plaza	$200,000	$0	$200,000	$0	$0	$76,500	$0	$0
29		170664	Quail Plaza	$0	$2,210	$132,575	$0	$0	$7,150	$0	$0
30		19346051	Erindale Square	$0	$8,631	$0	$0	$0	$4,070	$0	$0
31		168825	Echelon	$0	$0	$0	$0	$0	$67,276	$0	$0
32		175183	Towne Centre Offices	$0	$5,823	$0	$0	$0	$361,800	$0	$0

Control Number	Footnotes	Loan Number	Property Name	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description	Grace Period- Default	Grace Period- Late Fee	Cash Management	Lockbox
1	3, 4	ABOOYZ	1999 Avenue of the Stars	$0	$18,780,974	$0	Unfunded Obligations Reserve	0	0	Springing	Hard
2	5, 6, 7, 8, 9	148123	Long Island Prime Portfolio - Uniondale	$0	$11,709,150	$0	Unfunded Obligations Reserve ($11,598,910.73), Ground Rent Reserve ($110,239.50)	0	5 days grace, once per calendar year	Springing	Hard
2.01		148123	RXR Plaza
2.02		148123	Omni
3	10	7X0PB8	Lafayette Centre	$0	$3,572,450	$0	Unfunded Obligations Reserve	0	0	Springing	Hard
4	11, 12	177043	Loma Linda	$0	$0	$0		0	0	Springing	Hard
5	13	147425	Long Island Prime Portfolio - Melville	$0	$2,903,067	$0	Unfunded Obligations Reserve	0	5 days grace, once per calendar year	Springing	Hard
5.01		147425	68 South Service Road
5.02		147425	58 South Service Road
5.03		147425	48 South Service Road
6	14	19346052	Marriott Quorum	$0	$7,662,521	$0	PIP Reserve	0	0	Springing	Hard
7	15	165243	5-15 West 125th Street	$0	$10,000,000	$0	Earnout Reserve	0	0	Springing	Hard
8	16	19540745	Petco Corporate Headquarters	$0	$605,000	$0	Rental Escrow Reserve	0	0	In Place	Hard
9	17	157723	Olympic Tower	$0	$13,997,581	$153,680	Free Rent Reserve ($11,843,236), Upfront Ground Rent Reserve ($2,154,345), Monthly Ground Rent Reserve ($153,680)	0	3 days grace, once per trailing 12-month period	In Place	Hard
10		19550775	Pi’ilani Village	$0	$150,000	$0	Unfunded Obligations Reserve	0	0	Springing	Springing
11	11, 18	19511323	90 Fifth Avenue	$0	$5,352,756	$0	Unfunded Obligations Reserve	0	0	Springing	Hard
12	11, 19, 20	19742496	Marriott Grand Cayman	$0	$1,085,464	$0	Seasonality Reserve	5 days grace, other than the payment due on the Maturity Date	5 days grace, other than the payment due on the Maturity Date	In Place	Hard
13		169345	Fountain Lake	$0	$0	$0		0	0	Springing	Soft
14	21	19365863	Margaritaville Lake of the Ozarks	$0	$10,964,896	$0	PIP Reserve ($8,194,590), Capital Improvement Reserve ($2,000,000), Seasonality Reserve ($770,306)	0	0	Springing	Hard
15		169344	Sienna Bay	$0	$0	$0		0	0	Springing	Soft
16		19511324	Heritage Square	$0	$1,113,494	$0	Unfunded Obligations Reserve	0	0	Springing	Springing
17	9, 22	AB01AK	Shops at Boardman	$0	$0	$0		0	5 days grace, one time during the term of the loan, other than the payment due on the Maturity Date	Springing	Springing
18	23	3CIEO5	One West 34th Street	$0	$0	$0		0	5	Springing	Hard
19	24	AB0092	CH2M Global Headquarters	$0	$7,945,478	$0	Unpaid Tenant Improvements ($6,695,091.09), Free Rent ($1,250,386.88)	0	0	In Place	Hard
20	25	19291179	Balcones Woods Shopping Center	$0	$0	$0		0	0	Springing	Springing
21		19440748	Guernsey Crossing	$0	$336,808	$0	Unfunded Obligations Reserve	0	0	Springing	Springing
22		19742495	Spring Prairie	$0	$0	$0		0	0	Springing	Springing
23		19511322	Willow Bend Apartments	$0	$0	$0		0	0	Springing	Springing
24	26	167868	Greenville Avenue	$0	$135,786	$0	Unfunded Obligations Reserve	0	0	Springing	Springing
25		172843	Adelanto Market Plaza	$0	$0	$0		0	0	Springing	Springing
26	27, 28	AB01GR	Raymond James Financial Center	$0	$16,839	$0	Unfunded Obligations Reserve	0	0	Springing	Springing
27		AB00R1	Laguna Seca	$0	$0	$0		0	0	Springing	Springing
28	29, 30	19558810	Discovery Plaza	$0	$50,160	$0	Ground Rent Reserve	0	0	Springing	Hard
29		170664	Quail Plaza	$0	$0	$0		0	0	Springing	Springing
30		19346051	Erindale Square	$0	$0	$0		0	0	Springing	Hard
31		168825	Echelon	$0	$0	$0		0	0	Springing	Springing
32		175183	Towne Centre Offices	$0	$6,500	$0	Unfunded Obligations Reserve	0	0	Springing	Hard

Control Number	Footnotes	Loan Number	Property Name	General Property Type	Prepayment Provision (2)	Interest Accrual Method	Rooms, Sq Ft	Unit Description
1	3, 4	ABOOYZ	1999 Avenue of the Stars	Office	Lockout/27_Defeasance/89_0%/4	Actual/360	821,357	sf
2	5, 6, 7, 8, 9	148123	Long Island Prime Portfolio - Uniondale		Lockout/26_Defeasance/87_0%/7	Actual/360	1,750,761	sf
2.01		148123	RXR Plaza	Office			1,085,298	sf
2.02		148123	Omni	Office			665,463	sf
3	10	7X0PB8	Lafayette Centre	Office	Lockout/30_Defeasance/86_0%/5	Actual/360	793,553	sf
4	11, 12	177043	Loma Linda	Office	Lockout/25_Defeasance/90_0%/5	Actual/360	327,614	sf
5	13	147425	Long Island Prime Portfolio - Melville		Lockout/26_Defeasance/87_0%/7	Actual/360	776,720	sf
5.01		147425	68 South Service Road	Office			323,292	sf
5.02		147425	58 South Service Road	Office			309,262	sf
5.03		147425	48 South Service Road	Office			144,166	sf
6	14	19346052	Marriott Quorum	Hospitality	Lockout/25_Defeasance/91_0%/4	Actual/360	547	Rooms
7	15	165243	5-15 West 125th Street	Mixed Use	Lockout/26_Defeasance/90_0%/4	Actual/360	119,341	sf
8	16	19540745	Petco Corporate Headquarters	Office	Lockout/11_>YM or 1%/104_0%/5	Actual/360	257,040	sf
9	17	157723	Olympic Tower	Mixed Use	Lockout/27_Defeasance/86_0%/7	Actual/360	525,372	sf
10		19550775	Pi’ilani Village	Retail	Lockout/24_Defeasance/92_0%/4	Actual/360	66,308	sf
11	11, 18	19511323	90 Fifth Avenue	Mixed Use	Lockout/25_Defeasance/90_0%/5	Actual/360	139,921	sf
12	11, 19, 20	19742496	Marriott Grand Cayman	Hospitality	Lockout/25_Defeasance/31_0%/4	Actual/360	295	Rooms
13		169345	Fountain Lake	Multifamily	Lockout/27_Defeasance/88_0%/5	Actual/360	281	Units
14	21	19365863	Margaritaville Lake of the Ozarks	Hospitality	Lockout/25_Defeasance/90_0%/5	Actual/360	492	Rooms
15		169344	Sienna Bay	Multifamily	Lockout/27_Defeasance/88_0%/5	Actual/360	276	Units
16		19511324	Heritage Square	Retail	Lockout/25_Defeasance/90_0%/5	Actual/360	187,743	sf
17	9, 22	AB01AK	Shops at Boardman	Retail	Lockout/26_Defeasance/89_0%/5	Actual/360	315,724	sf
18	23	3CIEO5	One West 34th Street	Mixed Use	Lockout/28_Defeasance/88_0%/4	Actual/360	210,358	sf
19	24	AB0092	CH2M Global Headquarters	Office	Lockout/28_>YM or 1%/87_0%/5	Actual/360	370,485	sf
20	25	19291179	Balcones Woods Shopping Center	Retail	Lockout/26_Defeasance/87_0%/7	Actual/360	113,159	sf
21		19440748	Guernsey Crossing	Retail	Lockout/24_Defeasance/92_0%/4	Actual/360	104,209	sf
22		19742495	Spring Prairie	Retail	Lockout/24_>YM or 3%/92_0%/4	Actual/360	138,961	sf
23		19511322	Willow Bend Apartments	Multifamily	Lockout/25_Defeasance/91_0%/4	Actual/360	333	Units
24	26	167868	Greenville Avenue	Office	Lockout/26_Defeasance/31_0%/3	Actual/360	121,434	sf
25		172843	Adelanto Market Plaza	Retail	Lockout/26_Defeasance/90_0%/4	Actual/360	31,243	sf
26	27, 28	AB01GR	Raymond James Financial Center	Office	Lockout/26_Defeasance/90_0%/4	Actual/360	137,960	sf
27		AB00R1	Laguna Seca	Retail	Lockout/26_Defeasance/90_0%/4	Actual/360	117,278	sf
28	29, 30	19558810	Discovery Plaza	Retail	Lockout/24_Defeasance/92_0%/4	Actual/360	90,048	sf
29		170664	Quail Plaza	Retail	Lockout/26_Defeasance/90_0%/4	Actual/360	26,515	sf
30		19346051	Erindale Square	Retail	Lockout/25_Defeasance/32_0%/3	Actual/360	103,571	sf
31		168825	Echelon	Multifamily	Lockout/25_Defeasance/32_0%/3	Actual/360	116	Units
32		175183	Towne Centre Offices	Office	Lockout/24_Defeasance/92_0%/4	Actual/360	93,172	sf

1	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.
2	The open period is inclusive of the Maturity Date.
3	The Cut-off Date Principal Balance of $137,260,000 represents the non-controlling notes A-2 and A-3 of a $425,000,000 whole loan, evidenced by three non-controlling senior pari passu notes and four pari passu subordinate B-notes. The non-controlling note A-1 with a Cut-off Date Principal Balance of $95,500,000 was contributed to the GSMS 2017-GS6 securitization transaction. The notes B-1, B-2, B-3 and B-4, with a combined Cut-off Date Principal Balance of $192,240,000 were sold to a third party investor. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the 1999 Avenue of the Stars Senior Loans of $232,760,000.
4	The lockout period will be at least 27 payment dates beginning with and including the first payment date of June 6, 2017. For the purpose of this prospectus, the assumed lockout period of 27 payment dates is based on the expected GSMS 2017-GS7 securitization closing date in August 2017. The actual lockout period may be longer.
5	The Cut-off Date Principal Balance of $85,000,000 represents the controlling note A-1-1 of a $197,950,000 whole loan co-originated by Goldman Sachs Mortgage Company and Barclays Bank PLC, evidenced by four pari passu notes. The non-controlling note A-1-2 with a Cut-off Date Principal Balance of $33,770,000 is currently held by Goldman Sachs Mortgage Company and will be contributed to one or more future securitization transactions. The non-controlling note A-2-1 will be contributed by Barclays Bank PLC to the WFCM 2017-C39 securitization transaction. The non-controlling note A-2-2 with a Cut-off Date Principal Balance of $29,180,000 is held by Barclays Bank PLC and will be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Principal Balance of $197,950,000.
6	The Ongoing TI/LC Reserve will be equal to $199,244, plus the amount of any accumulated tenant improvements and leasing commissions shortfall, minus the product of the square footage of each property released from the lien of the mortgage times $0.125.
7	The Ongoing Replacement Reserve will be equal to $33,207, plus the amount of any accumulated capital expenditure shortfall, minus the product of the square footage of each property released from the lien of the mortgage times $0.020833333.
8	On each Due Date through and including the Due Date in June 2019, borrower is required to remit to the lender, for deposit into the Ongoing Deferred Maintenance Reserve, an amount equal to the lesser of $55,603 and the amount necessary to cause the amount contained in the deferred maintenance and environmental escrow account to equal $1,334,472, less the sum of (i) the amount theretofore disbursed from the deferred maintenance and environmental escrow account plus (ii) the aggregate amount set forth on Schedule C in the related loan documents with respect to each item for which lender has received reasonably satisfactory evidence that the work related to such item has been completed and no amounts have theretofore been disbursed from the deferred maintenance and environmental escrow account with respect to such item.
9	The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 6, 2017. For the purpose of this prospectus, the assumed lockout period of 26 payment dates is based on the expected GSMS 2017-GS7 securitization closing date in August 2017. The actual lockout period may be longer.
10	The Cut-off Date Principal Balance of $80,250,000 represents the non-controlling note A-3 of a $243,000,000 whole loan evidenced by three pari passu notes. The companion loans are evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $82,500,000, and by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $80,250,000. The note A-1 was securitized in the GSMS 2017-GS5 securitization transaction and note A-2 was securitized in the GSMS 2017-GS6 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $243,000,000.
11	The lockout period will be at least 25 payment dates beginning with and including the first payment date in August 2017. For the purpose of this prospectus, the assumed lockout period of 25 payment dates is based on the expected GSMS 2017-GS7 securitization closing date in August 2017. The actual lockout period may be longer.
12	The Cut-off Date Principal Balance of $80,000,000 represents the controlling note A-1 of a $127,500,000 whole loan evidenced by two pari passu notes. The companion loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $47,500,000 which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $127,500,000.
13	The Cut-off Date Principal Balance of $72,300,000 represents the controlling note A-1 of a $120,500,000 whole loan co-originated by Goldman Sachs Mortgage Company and Barclays Bank PLC, evidenced by two pari passu notes. The non-controlling note A-2 with a Cut-off Date Principal Balance of $48,200,000 was contributed to the WFCM 2017-C38 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Principal Balance of $120,500,000.
14	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) $65,691 for the Due Dates which occur from and including August 2017 to July 2018, (ii) for the Due Dates which occur from and including August 2018 to July 2019, one-twelfth of 4% of the operating income of the Mortgaged Property for the 12-month period as determined on the June 30 of each year, and (iii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 5% of the operating income of the Mortgaged Property for the previous 12-month period as determined on June 30 of each year.
15	The Original Balance of $59,000,000 is inclusive of a $10,000,000 earnout reserve. Cut-off Date LTV Ratio, Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow are calculated excluding the $10,000,000 earnout.
16	The Cut-off Date Principal Balance of $41,000,000 represents the controlling note A-1 of a $71,500,000 whole loan evidenced by two pari passu notes. The companion loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $30,500,000 which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $71,500,000.
17	The Cut-off Date Principal Balance of $40,000,000 represents the non-controlling note A-2-C1 of a $760,000,000 whole loan co-originated by Deutsche Bank AG, New York Branch, Morgan Stanley Bank, N.A. and Goldman Sachs Mortgage Company, evidenced by 11 non-controlling senior pari passu notes and three pari passu subordinate B-notes. The non-controlling notes A-1-S, A-2-S and A-3-S with a Cut-off Date Principal Balance of $331,000,000 were contributed to the Olympic Tower 2017-OT securitization transaction. The non-controlling notes A-1-C1, A-1-C4 and A-1-C5 with a Cut-off Date Principal Balance of $80,000,000 were contributed to the DBJPM 2017-C6 securitization transaction. The non-controlling notes A-1-C2 and A-1-C3 with a Cut-off Date Principal Balance of $60,000,000 are currently held by Deutsche Bank AG, New York Branch and are expected to be contributed to one or more future securitization transactions. The non-controlling note A-3-C with a Cut-off Date Principal Balance of $56,000,000 is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The non-controlling note A-2-C2 with a Cut-off Date Principal Balance of $44,000,000 is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. The notes B-1, B-2 and B-3, with a combined Cut-off Date Principal Balance of $149,000,000 were contributed to the Olympic Tower 2017-OT securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the Olympic Tower Senior Loans of $611,000,000.
18	The Cut-off Date Principal Balance of $37,000,000 represents the controlling note A-1 of a $104,500,000 whole loan evidenced by three pari passu notes. The companion loans are evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $33,750,000 and the non-controlling note A-3 with an outstanding principal balance as of the Cut-off Date of $33,750,000, which are both currently held by Goldman Sachs Mortgage Company and are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $104,500,000.
19	The Cut-off Date Principal Balance of $35,000,000 represents the non-controlling note A-3 of an $80,000,000 whole loan originated by Cantor Commercial Real Estate Lending, L.P. evidenced by three pari passu notes. The non-controlling note A-3 was purchased by Goldman Sachs Mortgage Company and will be contributed to this securitization transaction. The controlling note A-1 and non-controlling note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 are currently held by Cantor Commercial Real Estate Lending, L.P., or an affiliate, and expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $80,000,000.
20	Prior to the servicing shift securitization date, the Marriott Grand Cayman loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the Marriott Grand Cayman loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. After the securitization of the related controlling companion loan, Wells Fargo will continue to receive a 0.25 bps master servicing fee on the loan, but the 0.25 bps primary servicing fee will shift to the primary servicer of the securitization in which the related controlling companion loan is securitized.
21	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) $82,758 for Due Dates which occur in August 2017 through July 2018 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous 12-month period, as initially determined on June 30 and to be adjusted every three months thereafter.
22	The Cut-off Date Principal Balance of $23,000,000 represents the controlling note A-1 of a $42,600,000 whole loan evidenced by two pari passu notes. The companion loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $19,600,000 which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $42,600,000.
23	The Cut-off Date Principal Balance of $20,000,000 represents the non-controlling note A-3-2 of a $150,000,000 whole loan co-originated by Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company evidenced by four pari passu notes. The controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000 was contributed to the BANK 2017-BNK4 securitization transaction. The non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $30,000,000 was contributed to the UBS 2017-C1 securitization transaction. The non-controlling note A-3-1, with an outstanding principal balance as of the Cut-off Date of $40,000,000 was contributed to the GSMS 2017-GS6 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $150,000,000.
24	The Cut-off Date Principal Balance of $20,000,000 represents the non-controlling note A-2 of an $80,000,000 whole loan evidenced by two pari passu notes. The companion loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000 which was contributed to the GSMS 2017-GS6 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $80,000,000.
25	The Ongoing TI/LC Reserve will be $17,000 funded monthly until Party City and PetSmart both renew, and thereafter, the lesser of $11,806 or the amount necessary for the amount on deposit in the TI/LC reserve account to be equal to $300,000.
26	On each Due Date, if and to the extent the amount contained in the TI/LC reserve account is less than the $400,000, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve amount equal to $10,120.
27	On each Due Date, if and to the extent the amount contained in the TI/LC reserve account is less than the $400,000, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve amount equal to $10,417.
28	On each Due Date, if and to the extent the amount contained in the replacement reserve account is less than the $200,000, the borrower is required to deposit into the replacement reserve account an Ongoing Replacement Reserve amount equal to $2,874.
29	On each Due Date, if and to the extent the amount contained in the TI/LC reserve account is less than the $200,000, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve amount equal to $5,628.
30	On each Due Date, if and to the extent the amount contained in the replacement reserve account is less than the $55,000, the borrower is required to deposit into the replacement reserve account an Ongoing Replacement Reserve amount equal to $1,616.

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, any Other Pooling and Servicing Agreement with respect to a Non-Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage

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Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each Assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Exhibit C (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

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(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related

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Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC Financing Statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

(10)	Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off

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Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s

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Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by the Seller for comparable mortgage loans intended for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years

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and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage

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Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

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(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a

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natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the

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Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor

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shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Exhibit B or the exceptions thereto set forth on Exhibit C, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

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(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other

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reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Exhibit B, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(a)     The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)     The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)     The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)     The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of

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the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)     The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)      The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)     The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)     The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)      The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)      Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)     In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken

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together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)      Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and

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no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or the related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental

B-17

Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained in the Mortgage Loan Schedule.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan no Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Exhibit C.

(44)	Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

B-18

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

B-19

Exhibit B-30-1

List of Mortgage Loans with Current Mezzanine Debt

Loan #	Mortgage Loan
1	1999 Avenue of the Stars
2	Long Island Prime Portfolio - Uniondale
5	Long Island Prime Portfolio - Melville
9	Olympic Tower

B-30-1-1

Exhibit B-30-2

List of Mortgage Loans with Permitted Mezzanine Debt

Loan #	Mortgage Loan
14	Margaritaville Lake of the Ozarks
19	CH2M Global Headquarters

B-30-2-1

Exhibit B-30-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

B-30-3-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Lien; Valid Assignment	Marriott Quorum (Loan No. 6)	The Mortgaged Property is subject to a right of first refusal in favor of the franchisor (i.e., Marriott International, Inc.) upon a proposed sale to a competitor.
(5) Lien; Valid Assignment	Petco Corporate Headquarters (Loan No. 8)	The sole tenant, Petco, has a right of first refusal to purchase all or a portion of the related Mortgaged Property in the event the related Mortgagor decides to sell the related Mortgaged Property or the borrower sponsor transfers 51% or more of the outstanding voting equity interests in the Mortgagor to a third party.
(5) Lien; Valid Assignment	Heritage Square (Loan No. 16)	The tenant Martin’s Super Market, Inc. has a right of first negotiation associated with any potential sale of its leased premises. The related right does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents.
(6) Permitted Liens; Title Insurance	Marriott Quorum (Loan No. 6)	See exception to Representation and Warranty #5 above.
(6) Permitted Liens; Title Insurance	Petco Corporate Headquarters (Loan No. 8)	See exception to Representation and Warranty #5 above.
(6) Permitted Liens; Title Insurance	Heritage Square (Loan No. 16)	See exception to Representation and Warranty #5 above.

C-1

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(16) Insurance

All Mortgage Loans except for:

1999 Avenue of the Stars
(Loan No. 1)

Olympic Tower
(Loan No. 9)

Marriott Grand Cayman
(Loan No. 12)

One West 34th Street
(Loan No. 18)

CH2M Global Headquarters
(Loan No. 19)

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the Mortgage Loan, instead of the then outstanding principal amount of the Mortgage Loan.
(16) Insurance	1999 Avenue of the Stars (Loan No. 1)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is a fixed amount, instead of the then outstanding principal amount of the Mortgage Loan.
(16) Insurance	Long Island Prime Portfolio - Uniondale (Loan No. 2) Long Island Prime Portfolio – Melville (Loan No. 5)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is 7.5% of the applicable Mortgaged Property’s allocated loan amount.

C-2

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(16) Insurance	Lafayette Centre (Loan No. 3)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

The Mortgagor is permitted to maintain a portion of the property coverage with Starr Surplus Lines Insurance Company in its current participation amount and position within the syndicate, provided that (x) the A.M. Best rating of Starr is not withdrawn or downgraded below the rating in effect as of the Mortgage Loan origination date and (y) at renewal of the current policy term, the Mortgagor replaces Starr with an insurance company meeting the rating requirements set forth above.

(16) Insurance

Loma Linda
(Loan No. 4)

Marriott Quorum

(Loan No. 6)

5-15 West 125th Street
(Loan No. 7)

Petco Corporate Headquarters
(Loan No. 8)

Pi’ilani Village
(Loan No. 10)

90 Fifth Avenue
(Loan No. 11)

Margaritaville Lake of the Ozarks
(Loan No. 14)

Heritage Square

(Loan No. 16)

Shops at Boardman

(Loan No. 17)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

C-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(16) Insurance	Olympic Tower (Loan No. 9)

The Mortgagor is permitted under the Mortgage Loan documents to rely upon insurance maintained by (i) the condominium board (with respect to the core and shell and other common elements of the building in which the Mortgaged Property condominium unit is included and with respect to payment of the commercial unit common charges), and (ii) the third largest tenant, Cartier, and the fifth largest tenant, Versace, with respect to the portion of the Mortgaged Property leased by such tenant, provided that in each case such insurance complies with the requirements of the Mortgage Loan documents.

To the extent (i) the ground lease between the Mortgagor, as ground lessee, and Olympicgold L.L.C., as ground lessor (the “Tower Ground Lease”) or ground lease between Olympicgold L.L.C., as ground lessee, and the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr., and Violet A. Curley, as ground lessor (the “Pochari Ground Lease”) require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Tower Ground Lease or Pochari Ground Lease, as applicable, (ii) the condominium documents require that all or any portion of the insurance proceeds be held or controlled by the condominium or the related board of directors (which, pursuant to the condominium documents, would occur in the case of a casualty that impacts the core or shell or other common elements of the building in which the Mortgaged Property condominium unit is included or payment of common charges), then such insurance proceeds may be held and disbursed by the insurance trustee under the condominium documents, and (iii) the lease between the Mortgagor and the third largest tenant, Cartier, require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then insurance net proceeds may be held and disbursed by the insurance trustee designated under the Tower Ground Lease.

If the condominium building, which consists of the commercial condominium unit (collateral for the Mortgaged Property) and approximately 230 residential units (not collateral for the Mortgaged Property), is not restored, insurance proceeds from the condominium board insurance policies are required to be allocated pro rata among the condominium unit holders. The pro rata share of the Mortgagor, as commercial unit holder, is 46.667418%. Pursuant to the Tower Ground Lease, if the condominium building is not restored and a partition action is commenced, then insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be allocated first, to the ground lessor under the Tower Ground Lease in the amount of $15,000,000, and second, to the Mortgagor in an amount equal to the lesser of the outstanding balance of the Mortgage Loan and the value of the leasehold interest in the commercial condominium unit immediately prior to the partition action. In addition, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required to be allocated first, to the ground lessor under the Pochari Ground Lease in the amount of $1,000,000, and any remaining proceeds paid to the ground lessee under the Pochari Ground Lease (which proceeds are required to be deposited with the depositary under the Tower Ground Lease, and held and disbursed in accordance with the Tower Ground Lease).

C-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(16) Insurance	90 Fifth Avenue (Loan No. 11)	If the insurance proceeds are less than 6.0% of the original principal balance of the Mortgage Loan, then the insurance proceeds will be disbursed to the Mortgagor to be applied toward the restoration of the Mortgaged Property (otherwise, the insurance proceeds will be held by the lender).
(16) Insurance	Fountain Lake (Loan No. 13) Sienna Bay (Loan No. 15)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

The Mortgagor is permitted to maintain a portion of the property coverage with Maxum Indemnity in its current participation amount and position within the syndicate, provided that (x) the A.M. Best rating of Maxum Indemnity is not withdrawn or downgraded below the rating in effect as of the Mortgage Loan origination date and (y) at renewal of the current policy term, the Mortgagor replaces Maxum Indemnity with an insurance company meeting the rating requirements set forth above.

(16) Insurance	CH2M Global Headquarters (Loan No. 19)

All policies of insurance are required to be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P, and all such insurers are required to have ratings of not less than “BBB+” by S&P).

The Mortgagor is permitted to maintain a portion of the property coverage with Starr Surplus Lines Insurance Company in its current participation amount and position within the syndicate, provided that (x) the A.M. Best rating of Starr is not withdrawn or downgraded below the rating in effect as of the Mortgage Loan origination date and (y) at renewal of the current policy term, the Mortgagor replaces Starr with an insurance company meeting the rating requirements set forth above.

The Mortgagor is entitled to rely on certain insurance coverages provided by the sole tenant at the Mortgaged Property, provided certain conditions set forth in the Mortgage Loan documents are satisfied.

C-5

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Access; Utilities; Separate Tax Lots	Marriott Grand Cayman (Loan No. 12)	Cayman Islands law does not require real estate property taxes or provide for separate tax parcels. Therefore, the representation in clause (c) is not applicable.
(17) Access; Utilities; Separate Tax Lots	Margaritaville Lake of the Ozarks (Loan No. 14)	There are portions of the undeveloped land located at the Mortgaged Property that are included in certain tax parcels which also include other property that is not collateral for the Mortgage Loan.
(24) Local Law Compliance	Shops at Boardman (Loan No. 17)	The Mortgaged Property currently has a cinema as a tenant with 8 theatres. A cinema with more than 3 theatres is considered legal nonconforming pursuit to current zoning ordinance and would require a conditional use permit.
(24) Local Law Compliance	Adelanto Market Plaza (Loan No. 25)	According to the zoning report, the Mortgaged Property is legal nonconforming as to use as a restaurant and as a drive-thru.
(25) Licenses and Permits	Pi’ilani Village (Loan No. 10) Greenville Avenue (Loan No. 24)	The related Mortgagor did not obtain certificates of occupancy for all applicable tenants as of the origination date.

C-6

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(25) Licenses and Permits	One West 34th Street (Loan No. 18)	Tenant doing business as “Duane Reade” occupies a total of 11,075 square feet at one of constituent buildings (358 Fifth Avenue) comprising the Mortgaged Property, including 7,596 square feet of lower level space and 3,479 square feet of mezzanine level space, at a total annual rent of $1,950,000. While the lower level space is fully permitted, the tenant has not obtained permanent certificates of occupancy for the mezzanine space despite having filed plans, completing the related work, and subsequently occupying the space in 2002. The mezzanine space represents approximately 1.7% of the gross leasable area, and the related appraiser-estimated market rent represents approximately 1.2% of the underwritten revenue for the Mortgaged Property. The appraisal likewise indicates that the tenant’s current rent is below-market. Actual occupancy is 95.9%, and the underwritten occupancy is 95.0%. The building architect has advised that the remaining requirements to obtain a temporary certificate of occupancy (TCO) would include reinstatement of the related application to permit the applicable use, and final inspection and approval from the New York City Department of Buildings (DOB) upon completion of any additional work required by the permit. The architect estimated approximately $30,000 (for payment to an expeditor) and up to 9 months to obtain a TCO, and then up to 6 additional months after obtaining the TCO to obtain a permanent certificate of occupancy (PCO). It is the tenant’s obligation to obtain the TCO and PCO pursuant to the terms of its lease, and its failing to obtain such approvals does not give rise to any tenant remedies. While there has been no enforcement action by the DOB to date, it does have the authority to issue administrative fines until the necessary approvals are obtained. The Mortgage Loan documents include a borrower covenant to use commercially reasonable efforts to obtain and thereafter maintain a TCO and PCO, including enforcing the terms of the lease with Duane Reade, and further provide that the SPE borrower-only is personally liable for losses related to the Mortgaged Property’s failure to have a valid and unexpired TCO or PCO.
(26) Recourse Obligations	Long Island Prime Portfolio - Uniondale (Loan No. 2) Long Island Prime Portfolio - Melville (Loan No. 5)

Recourse carveouts do not include any act of intentional, physical waste if such waste is due to the lender not permitting the use of sufficient cash flow to prevent or remediate such waste.

The Mortgagor provided the lender with an environmental insurance policy in lieu of an environmental recourse carveout. In the event the Mortgagor fails to maintain the environmental insurance policy in accordance with the Mortgage Loan documents, the Mortgage Loan is full recourse to the Mortgagor and the guarantor for any losses resulting from breaches of the environmental covenants in the Mortgage Loan documents.

C-7

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(26) Recourse Obligations	Lafayette Centre (Loan No. 3)	The Mortgagor is the only obligated party as it relates to the recourse carveouts and springing recourse obligations.
(26) Recourse Obligations	Olympic Tower (Loan No. 9)	There is generally no recourse guarantor (other than the Mortgagor) except that the Mortgage Loan will become full recourse to the Mortgagor and the guarantors with respect to certain other acts of the related Mortgagor and/or its principals specified in the Mortgage Loan documents, which acts are not included in this representation (other than with respect to bankruptcy). There is recourse to the guarantors under the related guaranty with respect to bankruptcy-related non-recourse carveouts, however, this recourse is capped at an amount equal to 10% of the original principal balance of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder; provided, further, that the foregoing limitation on liability with respect to bankruptcy will not apply if any such bankruptcy-related event in any way results in a termination, surrender or rejection of the Tower Ground Lease or an amendment or modification of the Tower Ground Lease in a manner adverse to the lender without the lender’s prior written consent.
(26) Recourse Obligations	One West 34th Street (Loan No. 18)	With respect to clause (iii): (1) the failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers do not trigger full recourse (but would only be an event of default as set forth in article 10 of the loan agreement) and (2) a prohibited transfer which occurs solely on account of a change of control of the Mortgagor or any SPE component entity resulting from the death of a natural person will not trigger full recourse provided a qualified replacement control party replaces such deceased natural person within thirty (30) days of the occurrence of such death, and thereafter controls the Mortgagor.
(28) Financial Reporting and Rent Rolls	Long Island Prime Portfolio - Uniondale (Loan No. 2) Long Island Prime Portfolio - Melville (Loan No. 5)	Each Mortgagor is required to deliver annual unaudited financial statements (subject to normal audit adjustments) of borrower sponsor, together with unaudited supplemental consolidating balance sheets and income statements for each Mortgagor.
(31) Single-Purpose Entity	Pi’ilani Village (Loan No. 10) Heritage Square (Loan No. 16)	The Mortgagor was not required to provide a non-consolidation opinion in connection with the origination of the Mortgage Loan.

C-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(31) Single-Purpose Entity	Margaritaville Lake of the Ozarks (Loan No. 14)	The Mortgaged Property includes a water tower that provides water supply to other adjacent tracts of land (principally for residential use) and the Mortgagor is required to operate, repair and maintain the wells, pumps, water tanks, water purification systems and other appurtenances except that the pipes and connections located on the adjacent tracts of land will be the responsibility of the related property owners.
(34) Ground Leases	Olympic Tower (Loan No. 9)

(j) To the extent the Tower Ground Lease or Pochari Ground Lease require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Tower Ground Lease or Pochari Ground Lease.

If the condominium building, which consists of the commercial condominium unit (collateral for the Mortgage Loan) and approximately 230 residential units (not collateral for the Mortgage Loan), is not restored, insurance proceeds from the condominium board policies are required to be allocated pro rata among the condominium unit holders. The commercial unit holder’s pro rata share is 46.667418%. Pursuant to the Tower Ground Lease, if the condominium building is not restored and a partition action is commenced, then insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be allocated first, to the ground lessor under the Tower Ground Lease, in the amount of $15,000,000, and second, to the Mortgagor in an amount equal to the lesser of the outstanding balance of the Mortgage Loan and the value of the commercial condominium unit immediately prior to the partition action. In addition, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required allocated first, to the ground lessor under the Pochari Ground Lease in the amount of $1,000,000, and any remaining proceeds paid to the ground lessee under the Pochari Ground Lease (which proceeds are required to be deposited with the depositary under the Tower Ground Lease, and held and disbursed in accordance with the Tower Ground Lease).

(l) The Tower Ground Lease does not provide that the ground lessor under the Tower Ground Lease is required to enter into a new lease with the lender under the Tower Ground Lease upon termination of the Tower Ground Lease for any reason. The Pochari Ground Lease does not expressly provide that the ground lessor under the Pochari Ground Lease is required to enter into a new lease with the lender upon rejection of the Pochari Ground Lease by the tenant in a bankruptcy proceeding.

C-9

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(34) Ground Leases	Long Island Prime Portfolio - Uniondale (Loan No. 2)

(e) The landlord’s reasonable consent is required in connection with an assignment of the lease.

(j) The Mortgagor is permitted to receive loss proceeds. The Mortgage Loan documents require the Mortgagor to reserve such amounts with the lender if in excess of threshold amount.

(39) Organization of Mortgagor	Long Island Prime Portfolio - Uniondale (Loan No. 2) Long Island Prime Portfolio - Melville (Loan No. 5)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.
(39) Organization of Mortgagor	Marriott Grand Cayman (Loan No. 12)	The Mortgagor is a corporation organized under the laws of the Cayman Islands.
(39) Organization of Mortgagor	Fountain Lake (Loan No. 13) Sienna Bay (Loan No. 15)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.
(39) Organization of Mortgagor	Greenville Avenue (Loan No. 24) Erindale Square (Loan No. 30)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.
(40) Environmental Conditions	Balcones Woods Shopping Center (Loan No. 20)	There is a recognized environmental condition on the Mortgaged Property related to a historic dry cleaning operation which is being monitored by the Texas Commission of Environmental Quality. The Mortgagor is obligated to maintain the Mortgaged Property in the Dry Cleaner Remediation Program until an appropriate case closure is obtained.

C-10

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

Goldman Sachs Mortgage Company (“Seller”) hereby certifies as follows:

1.	All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of August 1, 2017 (the “Agreement”), between GS Mortgage Securities Corporation II and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.	The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.	Neither the Prospectus, dated August 15, 2017 relating to the offering of the Public Certificates, nor the Offering Circular, dated August 15, 2017 (the “Offering Circular”), relating to the offering of the Private Certificates, in the case of the Prospectus, as of the date of the Prospectus or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Seller, the Mortgage Loans, any related Whole Loan (including, without limitation, the identity of the servicers for, and the terms of the Other Pooling and Servicing Agreement governing the servicing of, any related Non-Serviced Whole Loan), the related Mortgaged Properties and the related Mortgagors and their respective affiliates, or omitted or omits to state therein a material fact relating to the Seller, the Mortgage Loans, any related Whole Loan (including, without limitation, the identity of the servicers for, and the terms of the Other Pooling and Servicing Agreement governing the servicing of, any related Non-Serviced Whole Loan), the related Mortgaged Properties and the related Mortgagors and their respective affiliates required to be stated therein or necessary in order to make the statements therein relating to the Seller, the Mortgage Loans, any related Whole Loan (including, without limitation, the identity of the servicers for, and the terms of the Other Pooling and Servicing Agreement governing the servicing of, any related Non-Serviced Whole Loan), the related Mortgaged Properties and the related Mortgagors and their respective affiliates, in the light of the

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circumstances under which they were made, not misleading.

For the purposes of the foregoing certifications, with respect to any description contained in the Prospectus and the Offering Circular of the terms or provisions of or servicing arrangements under any Other Pooling and Servicing Agreement governing the servicing of a Non-Serviced Whole Loan, to the extent that such description refers to any terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement, the Seller has assumed that the description of such terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement contained in the Prospectus and the Offering Circular (i) does not include an untrue statement of a material fact and (ii) does not omit to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Pooling and Servicing Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

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Certified this [____] day of [_______].

GOLDMAN SACHS MORTGAGE COMPANY

By:
Authorized Representative

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Exhibit E

form of DILIGENCE FILE CERTIFICATION

(GSMS 2017-GS7)

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of August 1, 2017 (the “Pooling and Servicing Agreement”), relating to the issuance of the GS Mortgage Securities Trust 2017-GS7, Commercial Mortgage Pass-Through Certificates, Series 2017-GS7 (the “Series 2017-GS7 Certificates”) and that certain Mortgage Loan Purchase Agreement, dated as of August 1, 2017 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Seller”) and GS Mortgage Securities Corporation II (the “Depositor”), pursuant to which the Seller sold certain Mortgage Loans to the Depositor in connection with the issuance of the Series 2017-GS7 Certificates. In accordance with Section 5(h) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer, and the Operating Advisor), as follows:

1.	The Seller has delivered an electronic copy of the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Depositor by uploading such Diligence File to the Secure Data Room (as defined in the Pooling and Servicing Agreement); and

2.	Each Diligence File uploaded to the Secure Data Room contains all documents required under the definition of “Diligence File” and each such Diligence File is organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the ___ day of [______], 2017.

[INSERT SELLER NAME]

By:
Name:
Title:

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EXHIBIT F

FORM OF LIMITED POWER OF ATTORNEY

RECORDING REQUESTED BY:
GOLDMAN SACHS MORTGAGE COMPANY

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

LIMITED POWER OF ATTORNEY
([Wells Fargo Bank, National Association] [Rialto Capital Advisors, LLC])

KNOW ALL MEN BY THESE PRESENTS, that GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, not in its individual capacity but solely as seller (“Seller”) under the Mortgage Loan Purchase Agreement (defined below) hereby constitutes and appoints [Wells Fargo Bank, National Association (“Wells”)] [Rialto Capital Advisors, LLC (“Rialto”)], as Attorney-In-Fact, by and through any duly appointed officers and employees, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate for the tasks described in item (1) below; provided however, that the documents described below may only be executed and delivered by such Attorneys-In-Fact if such documents are required or permitted under the terms of the Mortgage Loan Purchase Agreement dated as of August 1, 2017 (the “Mortgage Loan Purchase Agreement”) by and among GS Mortgage Securities Corporation II, a Delaware corporation, as Depositor, and Seller, and no power is granted hereunder to take any action that would be adverse to the interests of the Seller.

(1) To perform any and all acts which may be necessary or appropriate to enable [Wells][Rialto] as [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to the Mortgage Loans (as defined in the Mortgage Loan Purchase Agreement) and any Serviced Companion Loans which have not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto [Wells][Rialto] as [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby

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ratifying, approving or confirming all that [Wells][Rialto] as [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

[Wells][Rialto] hereby agrees to indemnify and hold Goldman Sachs Mortgage Company, as Seller, and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Seller by reason or result of the misuse of this Limited Power of Attorney by [Wells][Rialto]. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Mortgage Loan Purchase Agreement or the earlier resignation or removal of [Wells][Rialto], as [Master][Special] Servicer under the PSA.

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IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__]th day of [__] 20[__].

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:
Name:
Title:

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